UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor
New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Addition of BMO to Existing “At-the-Market” Program

On October 4, 2018, Global Net Lease, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Equity Distribution Agreement dated December 12, 2016 between the Company, its operating partnership and the current agents under the Company’s “At-the-Market” program with respect to its common stock, UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc. (formerly known as FBR Capital Markets & Co.), and KeyBanc Capital Markets Inc., for the purpose of adding BMO Capital Markets Corp. (“BMO”) as an additional agent.

Certain of the agents or their affiliates are or have been lenders to the Company under its credit facility and other loans, agents under the Company’s “At-the-Market” program with respect to its Series A Preferred Stock or counterparties with respect to certain of the Company’s swaps.

A copy of the Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Amendment in this Item 1.01 is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

A copy of the opinion of Proskauer Rose LLP relating to the Company’s “At-the-Market” program with respect to its common stock is being filed with this Current Report on Form 8-K as Exhibits 8.1 and 23.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Amendment No. 2 to Equity Distribution Agreement.

8.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	By:	/s/ James L. Nelson
Name: James L. Nelson Title: Chief Executive Officer and President